UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2008
The Sherwin-Williams Company
(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

	101 Prospect Avenue, N.W.	44115
	Cleveland, Ohio	(Zip Code)
(Address of Principal
Executive Offices)
(216) 566-2000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 22, 2008, The Sherwin-Williams Company (“Sherwin-Williams”) entered into Amendment No. 6 to Loan and Servicing Agreement (the “Amendment”) among SWC Receivables Funding LLC (“SWC”), as Borrower, Sherwin-Williams, as Servicer, CIESCO, LLC (“CIESCO”), as a Conduit Lender, Citibank, N.A. (“Citibank”), as a Committed Lender, and Citicorp North America, Inc. (“CNAI”), as a Managing Agent and as Program Agent. The Amendment amends the Loan and Servicing Agreement (the “Servicing Agreement”), dated as of February 1, 2006, as amended, between SWC, Sherwin-Williams, CIESCO, Citibank, CNAI and the financial institutions party thereto. The primary purpose of the Amendment is to extend the commitment termination date to February 20, 2009.
     There are currently no borrowings outstanding under the Servicing Agreement.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
               The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

4	Amendment No. 6 to Loan and Servicing Agreement, dated as of February 22, 2008, among SWC Receivables Funding LLC, The Sherwin-Williams Company, CIESCO, LLC, Citibank, N.A. and Citicorp North America, Inc. (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

February 26, 2008	By:	/s/ L.E. Stellato
L.E. Stellato
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4	Amendment No. 6 to Loan and Servicing Agreement, dated as of February 22, 2008, among SWC Receivables Funding LLC, The Sherwin-Williams Company, CIESCO, LLC, Citibank, N.A. and Citicorp North America, Inc. (filed herewith).

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